AMENDED AND RESTATED EMPLOYMENT AGREEMENT
OF BRUCE A. KEHR, M.D.

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Employment Agreement") dated the first day of February, 2008 ("Effective Date") is between INFORMEDIX, INC., a Delaware corporation (the "Company") with offices at 5880 Hubbard Dr., Rockville, MD 20852-4821 and BRUCE A. KEHR, M.D. residing at 9429 Holbrook Lane, Potomac, Maryland, 20854 ("Employee").

WITNESSETH:

WHEREAS, Employee and the Company previously entered into an Employment Agreement dated as of July 1, 2004;

WHEREAS, the Company desires to continue to employ the Employee as its Chief Executive Officer; and,

WHEREAS, the Employee desires to accept such continued employment upon the terms and conditions set forth in this Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and the consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee hereto agree as follows.

1. Employment.

A. The Company hereby employs the Employee, and the Employee hereby accepts the employment by the Company as Chief Executive Officer (CEO) of the Company upon the terms and conditions set forth in this Employment Agreement. During the term of this Agreement, the Board of Directors may select a successor CEO to the Employee. In that event, the Employee shall thereafter serve as Executive Chairman and Chief Medical Officer of the Company and shall be assigned such reasonable duties and responsibilities by the Board from time to time that are consistent with that position, subject to Paragraph 6.A (4) (c). In that event, all of the terms and provisions of this Agreement (except for Paragraph 3.B. which shall be deleted) shall remain in full force and effect, and apply to Employee in the position of Chairman and Chief Medical Officer in accordance with their terms.

B. Employee will report to the Board of Directors of the Company (the "Board').

C. The Employee will perform the Employee's duties under this Employment Agreement at the Company's offices at 5880 Hubbard Dr., Rockville, MD 20852-4821, or such other principal offices as the Company may establish from time to time.

2. Term.

A. The term of this Employee's employment under this Employment Agreement shall commence on the Effective Date and shall continue through January 31, 2011, unless earlier terminated in accordance with this Employment Agreement (the "Term of Employment").

3. Duties.

A. The Employee shall perform such duties and services and shall be allocated such resources, consistent with the Employee's position, as may be assigned to him from time to time by the Board. In furtherance of the foregoing, the Employee hereby agrees to perform well and faithfully such duties and responsibilities.

B. In his role as CEO, Employee's duties shall include, but shall not be limited to, the following:

(1) Primary responsibility for the oversight and coordination of all of the Company's operations including, but not limited to, Research and Development, Manufacturing, Software, Internet, Sales and Marketing, Distribution, Strategic Partner Relations, and Customer Relations.

(2) Direct, coordinate, support and monitor the activities of all of the officers and employees of the Company.

(3) Develop and implement, in conjunction with the President, Executive Committee of the Board of Directors ("EC"), and Board, a business development program focused on negotiating and closing corporate strategic alliances, supply chain relationships, and distribution alliances.

(4) Primary responsibility to develop and implement the current InforMedix business plan and any revised business plans created.

(5) Primary responsibility for raising capital on behalf of the Company.

C. Employee shall be subject to the terms and conditions of employment set forth in the Company's Policies and Procedures Manual, which may be revised unilaterally by the Company at any time. To the extent that there are any inconsistencies between that Manual and this Employment Agreement, the terms of this Employment Agreement shall control.

4. Time to be Devoted to Employment.

A. Except as otherwise provided in this Paragraph 4, during the Term of Employment, the Employee shall devote the Employee's full time and energy to the business of the Company.

B. Employee shall not be entitled to receive any additional remuneration from the Company for work outside the Employee's normal hours.

C. Employee shall be entitled to a total of twenty-six (26) days of annual paid time off ("Annual PTO"), as defined below, during this Employment Agreement. Annual PTO days not used by the Employee during one twelve-month period may be accrued and used during the next twelve (12) months. Annual PTO includes the following time taken off from work for the Company for any of the following reasons: vacations; national holidays; illness; personal use; or any other purpose not otherwise restricted or prohibited by this Employment Agreement.

D. During the Term of Employment, the Employee shall not be engaged in providing services to a third party on a compensated basis without the express written consent of the Company provided, however, that Employee may engage in the following activities if and to the extent they do not prevent or impair the Employee's performance in full of his obligations under this Employment Agreement. The Board of Directors shall provide Employee with prior written notice if any of these activities has prevented or impaired Employee's performance under this Employment Agreement and the Employee shall be allowed a reasonable time to discontinue the objectionable outside activity.

(1) Employee may serve on the Board of Directors of up to two other corporations provided that those corporations do not compete with, or are not in the same general business as, the Company.

(2) Employee may continue to oversee the business operations of Contemporary Psychiatric Services, Inc., and may continue to provide treatment to patients for up six (6) hours per week.

(3) During non-business hours Employee may provide from time to time occasional consulting services on an independent contractor basis to third parties that do not compete with, or are not in the same general business as, the Company

E. Employee hereby represents that he is not a party to any binding relationship or contract, which would be an impediment to entering into this Employment Agreement, and that he is permitted to enter into this Employment Agreement and perform the obligations under this Employment Agreement.

5. Compensation.

A. Base Salary. During the Term of Employment, the Company (or at the Company's option, any subsidiary or affiliate thereof) shall pay to the Employee an annual base salary ("Base Salary") of Two Hundred Eighty-Seven Thousand Dollars ($287,000), payable in accordance with the Company's standard payroll policies. The Base Salary shall be reviewed annually and be subject to adjustment at the option and in the sole discretion of the Board. The base salary shall be decreased only if there are across-the-board salary reductions applicable to all senior management employees of the Company, provided, however, that in no event shall the Employee's annual base salary be less than $287,000.

B. Bonus. During and for each fiscal year ending during the Term of Employment, the Employee shall be eligible to receive Performance Grants under the InforMedix Holdings, Inc. 2008 Equity Incentive Plan (the "Plan"). Performance Grants shall be targeted to have an annual value equal to forty percent (40%) of the Employee's annual base salary for the year. The amount actually payable to the Employee with respect to any Performance Grant shall be based on the Company's and/or the Employee's satisfaction of periodic performance goals. Performance Grants shall be earned and paid quarterly and/or annually based on the achievement of quarterly and/or annual performance goals to be established in writing by the Compensation Committee of the Board on a six-month basis going forward. These performance goals will be established by the Compensation Committee of the Board from the Performance Measures set forth in Paragraph 8.7 of the Plan, the Compensation Committee will certify the extent to which the periodic performance goals are satisfied, and any other requirements of Article VIII of the Plan will be observed with respect to the award of and payment with respect to any Performance Grant. For purposes of any Performance Grant, periodic performance may be assessed on the basis of quarterly and/or annual results with respect to the relevant Performance Measures, provided that the specific Performance Measures and the criteria for determining the extent to which they have been satisfied can be established within the timeframe necessary to enable payment with respect to any Performance Grant to qualify for the "performance-based compensation" exception from the limitation on deductible compensation under section 162(m) of the Internal Revenue Code of 1986, as amended.

C. Change of Control Management Bonus Pool. In the event the Company experiences a "Change of Control," as defined in Paragraph 14.2 of the Plan, the Company will establish a "Change of Control Management Bonus Pool" to which it shall credit an amount equal to the lesser of (A) $2,200,000, and (B) twenty-two percent (22%) of the value assigned to the Company in the transaction giving rise to the Change of Control. Said value shall be that used for the purpose of determining consideration payable to the shareholders of the Company or, if applicable, the price per share of the Company's common stock in that transaction. Upon the Change of Control, or if the Employee has been Terminated Without Cause or Constructively Terminated, as defined herein, within six months prior to a Change in Control, the Company will pay to the Employee the amount by which sixty-five percent (65%) of the value of the Change of Control Management Bonus Pool exceeds the net proceeds the Employee receives in the transaction giving rise to the Change of Control in consideration for his selling or surrendering (A) any shares of the stock of the Company that the Employee acquired through the exercise of a stock option awarded to him by the Company as compensation for services to be rendered by the Employee to the Company, and (B) any unexercised stock options awarded to him by the Company as compensation for services to be rendered by the Employee to the Company. The amount payable to the Employee pursuant to this Paragraph 5C, after the Company has withheld those amounts required to be

remitted as federal, state or local income or employment taxes, shall be in the same form or forms, proportionately, as the consideration paid for the stock or assets of the Company in the transaction giving rise to the Change of Control.

D. Executive Benefits and Perquisites. In addition, during the Term of Employment, the Employee shall be eligible to participate in such other health, insurance, retirement, and other benefit plans and programs of the Company on the same basis as other senior executives of the Company as are in effect from time to time.

E. Business and Entertainment Expenses. The Company shall pay or reimburse the Employee for all commercially reasonable business out-of-pocket expenses that the Employee incurs during the Term of Employment in performing his duties under this Employment Agreement upon presentation of documentation and in accordance with the expense reimbursement policy of the Company as approved by the Board of Directors and in effect from time to time.

F. Signing Bonus – Upon the Company's first closing on its next round of financing, the Employee shall be paid by the Company $20,892.78 , less applicable employment and income tax withholdings.

6. Effect of Termination of Employment.

A. For purposes of this Paragraph of the Employment Agreement and with respect to any Company stock option or equity incentive plans or agreements, the following Definitions apply:

(1) "Termination Without Cause" is defined as any termination, including "Death, Disability Termination," or a "Constructive Termination," but excluding a "Termination With Cause" and a "Voluntary Termination," all as defined below.

(2) "Termination With Cause" is defined as a termination initiated by the Company due to:

(a) the Employee's willful and deliberate misconduct with respect to the business and/or affairs of the Company or any subsidiary or affiliate thereof, which action materially and adversely affects the business and/or affairs of the Company or any subsidiary or affiliate thereof; and/or

(b) the Employee failing, in any material respect, to reasonably observe and reasonably perform the Employee's obligations and duties under this Employment Agreement, after being given written notice by the Board of an alleged failure to perform and a reasonable opportunity to correct that failure; and/or

(c) the commission by the Employee of an act involving embezzlement or fraud, or conviction of a felony.

Said definition of "cause" shall also apply to the Company's Equity Incentive Plans and Award Agreements under said Plans.

(3) "Voluntary Termination" is defined as a termination due to a resignation of employment by Employee, including a voluntary retirement by the Employee, unless the resignation constitutes a "Constructive Termination," as defined below.

(4) "Constructive Termination" shall occur when Employee resigns within six (6) months of any one or more of the following events:

(a) any reduction in the level of Base Salary, except for across-the-board salary reductions applicable to all senior management employees of the Employer, or reduction or change in the Change of Control Management Bonus Pool formula that is adverse to Employee; and/or

(b) a relocation of the Employee's place of employment to a location more than thirty (30) miles from 5880 Hubbard Drive, Rockville, Maryland 20852-4821.

(c) Any substantial diminution or modification of Employee's job duties as described in Paragraph 3 above; provided, however, for purposes of the definition of "Constructive Termination," the appointment of the Employee as Executive Chairman and Chief Medical Officer of the Company in accordance with the terms of Paragraph 1A. above will not be considered a Constructive Termination provided that the duties assigned to the Employee in these positions are the usual and customary duties normally associated with these positions in companies similar to InforMedix, which are acceptable to Employee, and the travel and other demands on Employee's time are not materially different from his current employment situation

(d) The failure, following a Change of Control, of any successor to the Company to assume this Employment Agreement, provided, however, that the appointment of the Employee as Chief Medical Officer of the successor to the Company will not be considered a Constructive Termination

(5) "Death or Disability Termination" is defined as the following occurrences:

(a) If the Employee dies during the Term of Employment, the Employee's employment under this Employment Agreement shall be deemed to cease as of the date of the Employee's death; or

(b) the Company may terminate Employee's employment upon the Employee's failure, by reason of any physical or mental impairment, to perform the Employee's normal duties under this Employment Agreement for a period of ninety (90) consecutive days or for ninety (90) days during any consecutive 365-day period, with such disability termination to become effective at the end of the applicable ninety (90) day period.

B. Termination Without Cause, Constructive Termination, Etc.

Upon the termination of the Employee's employment under this Employment Agreement pursuant to Termination Without Cause or a Constructive Termination or a Death or Disability Termination, neither the Employee nor the Employee's estate or his heirs shall have any further rights or claims against the Company with respect to payment obligations under this Employment Agreement, except to receive the following:

(6) the earned but unpaid portion of the Base Salary computed on a pro rata basis to the date of such termination; and

(7) reimbursement for any expenses for which the Employee shall not have already been reimbursed;

(8) payment of all unused annual PTO accrued through the date of termination; and

(9) payment of 15 months of Employee's then-current Base Salary, or, in the case of a Disability Termination, six months of Employee's then-current Base Salary (the "Severance Payments"); provided that the Employee shall have the right to reject and forfeit such portion of said Severance Payments as would enable him avoid any excise or other extraordinary taxes. The Company's obligations to make the Severance Payments shall be conditioned upon: (x) the Employee's (or, if applicable, his estate's) continued compliance with his obligations under Paragraphs 7, 8 and 9 of this Employment Agreement, and (y) the Employee's (or, if applicable, his estate's) execution, delivery and non-revocation of a valid and enforceable general release of claims (the "Release") in a form reasonably acceptable to the Company; provided that the terms of the Release of claims by Employee shall be strictly limited to those claims that arise out of Employee's employment relationship with the Company and shall not affect any rights of the Employee to compensation or benefits provided for under this Agreement or any stock option agreements. In the event that the Employee (or, if applicable, his estate) breaches any of the covenants set forth in Paragraphs 7, 8 and 9 of this Employment Agreement, the Employee or his estate will immediately return to the Company any portion of the Severance Payment that has been paid to the Employee. The Severance Payments shall be paid to the Employee commencing immediately following the effectiveness of the Release and shall be paid

in equal installments over the severance period, in accordance with the Company's standard payroll practices.

B. Termination With Cause or Voluntary Termination.

Upon the termination of the Employee's employment under this Employment Agreement pursuant to a Termination With Cause, or by a Voluntary Termination, neither the Employee nor the Employee's beneficiary or estate shall have any further rights or claims against the Company under this Employment Agreement, except –

(1) to receive the following:

(a) the earned but unpaid portion of the Base Salary and Performance Bonus computed on a pro rata basis to the date of termination; and

(b) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed; and

(c) payment of all unused annual PTO through the date of termination; and

(2) less the following:

(a) all amounts owing to the Company; and

(b) if applicable, the total value of any misappropriations of the Company's funds or assets by the Employee, as determined by the Board of Directors in its reasonable discretion and as documented to the Employee.

7. Company's Rights to Intellectual Property of Employee.

A. The Employee shall promptly disclose, grant and assign ownership to the Company for its sole use and benefit, any and all inventions, improvements, information, copyrights, trademarks, service marks, intellectual property, and suggestions (whether patentable or not), for devices and/or products that hold medication, and/or devices, products, and/or programs that provide medication, whose function is prompting for, and ascertaining medication compliance, and/or are portable technologies that are used by patients to capture data on medication compliance and/or health status (the "Medication Related Intellectual Property"), which Employee may develop, acquire, conceive or reduce to practice while employed by the Company (whether or not during usual working hours), together with all patent applications, letters patent, copyrights, trade-marks, service marks, and other intellectual property (collectively "Intellectual Property"), including all Intellectual Property related to the Med-eMonitor and the Medication Related Intellectual Property, and reissues thereof that may at any time be granted for or upon any such invention, improvement or information. The foregoing requirements shall not apply to any and all inventions, improvements,

information, copyrights, trademarks, service marks, intellectual property, and suggestions that are not Medication Related Intellectual Property.

B. In connection therewith, the Employee shall:

(1) without charge, but at the expense of the Company, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be reasonably necessary or proper in the opinion of the Company to vest title to all such Intellectual Property and enable it to obtain and maintain the entire right and title thereto throughout the world; and

(2) Render to the Company at its expense (including reimbursement to the Employee of reasonable out-of-pocket expenses incurred by the Employee and a reasonable payment for the Employee's time involved in case he is not then in its employ) all such assistance as it may reasonably require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such patents, inventions, improvements or technical information.

8. Protection of Information.

A. Employee hereby covenants with Company that, throughout the term of the Employee's employment by Company, Employee will serve Company's best interests loyally and diligently. Throughout the course of employment by the Company and thereafter, Employee will not disclose or provide to any person, firm, Company or entity (except when authorized by Company or in the performance of his employment duties to the Company) any confidential information, materials, sales information, marketing plans or commercial activities; which are owned by the Company or which come into the possession of the Company, including without limitation, information relating to trade secrets, business methods, products processes, procedures, development or experimental projects, suppliers, customers lists or the needs of customers or prospective customers, clients, etc. (collectively "Confidential Information"), which Confidential Information, comes into Employee's possession or knowledge during the Term of Employment, and he will not use such Confidential Information for the Employee's own purpose or for the purpose of any person, firm, Company or entity, other than the Company.

B. The provisions of this paragraph of the Employment Agreement shall not apply to the following Confidential Information:

(1) Confidential Information which at the time of disclosure is already in the public domain;

(2) Confidential Information which subsequently becomes part of the public domain through no fault of the Employee;

(3) Confidential Information which is required to be disclosed by law or by judicial or administrative proceedings.

9. Non-Compete; Non-Solicitation.

A. Non-Compete. Employee agrees that during the Term of Employment and for a period of twelve (12) months thereafter (the "Restriction Period"), Employee agrees not to enter the employ of, directly or indirectly, or serve as an officer, director, employee, consultant, owner, partner, stockholder, agent, or in any other capacity, of or for, any person, company, or entity (each a "Person") that (i) owns, controls, manufactures, provides, sells, leases, markets, licenses, and/or distributes devices or products that hold or provide medication, and/or devices, products, and/or programs that prompt for, or ascertain medication compliance; and/or are portable technologies that are used to promote compliance or capture data in clinical trials or (ii) has as its primary business, or has a division whose primary business involves, the use of technology to capture patient reported data in clinical trials. Employee's ownership of shares representing less than 5 percent of the outstanding voting securities of a publicly traded corporation shall not be deemed to violate this Paragraph 9.A.

B. Non-Solicitation of Employees. During the Restriction Period, the Employee shall not directly or indirectly contact, induce or solicit (or assist any Person to contact, induce or solicit) for employment any person who is, or within three (3) months prior to the date of such solicitation was, an employee of the Company or any of its affiliates.

C. Non-Solicitation of Customers. During the Restriction Period, the Employee shall not (i) contact, induce or solicit (or assist any Person to contact, induce or solicit) any Person which has a business or employment relationship with the Company or any of its affiliates to terminate, curtail or otherwise limit such business or employment relationship with the Company.

D. Extension of Restriction Period. The Restriction Period shall be tolled for any period during which the Employee is in breach of any of Paragraphs 9A, B or C hereof.

E. Remedies. The Employee agrees that any breach of the terms of Paragraphs 7, 8 or 9 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Employee therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Employee and/or any and all Persons acting for and/or with the Employee, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity, including, without limitation, the obligation of the Employee

to return the Severance Payments to the Company. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach of threatened breach hereof, including, without limitation, the recovery of damages from the Employee. The Employee and the Company further agree that the provisions of the covenants contained in Paragraphs 7, 8 or 9 are reasonable and necessary to protect the businesses of the Company and its affiliates because of the Employee's access to Confidential Information and his material participation in the operation of such businesses.

10. Notices.

A. Notices and other communications under this Employment Agreement shall be in writing and shall be delivered personally or sent by nationally recognized overnight air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows unless the party specifies a new address in writing:

If to the Employee: Bruce A. Kehr, M. D.
9429 Holbrook Lane
Potomac, Maryland 20854

If to the Company: President
InforMedix, Inc.
5880 Hubbard Drive
Rockville, MD 20852-4821

B. All notices and other communication given to any party to this Employment Agreement in accordance with the provisions of this Employment Agreement shall be deemed to have given to the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this Paragraph or in accordance with the latest unrevoked direction from such party.

11. General Provisions.

A. This Employment Agreement contains the entire understanding between the parties, supersedes any prior written or oral agreements, understandings, term sheets, or other between them, including the Employment Agreement, dated July 1, 2004, as amended, and modifies the specific agreements between the Company and the Employee specifically referenced in this Employment Agreement. This Employment Agreement shall not be modified or waived except by written instrument signed by the parties.

B. This Employment Agreement and any or all terms hereof may not be changed, waived, discharged, or terminated orally, but only by way of an instrument in writing signed by the parties.

C. There are no collective bargaining agreements affecting Employee's employment.

D. Employee acknowledges that this Employment Agreement was made by the parties in Maryland and shall be governed and enforced in accordance with the laws of Maryland, without reference to the conflicts of laws of the State of Maryland or any other jurisdiction. Employee acknowledges that the state and federal courts of Maryland shall be the exclusive for a for the resolution of any disputes concerning this Employment Agreement or concerning Employee's employment with the Company and that he agrees to submit to the jurisdiction of those courts. The substantially prevailing party in any litigation concerning the terms of this Agreement, any InforMedix stock option or equity incentive plan or agreement, or the enforcement of rights thereunder, shall be entitled to reasonable attorney's fees and costs incurred. In the event that it is determined by a court of competent jurisdiction that the Company or the Employee failed to pay the other, or denies to the other benefits or the exercise of stock options, in violation of this Agreement or any InforMedix stock option or equity incentive plan or agreement, the prevailing party shall be entitled to prejudgment interest, at the applicable average prime rate for each calendar year at issue or portion thereof, on all amounts adjudged to be due and on the value of all benefits or stock options that are adjudged to have been improperly denied, in addition to payment for the amounts due and the value of said benefits or stock options.

E. If any portion of this Employment Agreement shall be found to be invalid or contrary to public policy, the same may be modified or stricken by a Court of competent jurisdiction, to the extent necessary to allow the Court to enforce such provisions in a manner which is as consistent with the original intent of the provisions as possible. The striking or modification by the Court of any provision shall not have the effect of invalidating the Employment Agreement as a whole. In addition, if any valid federal or state law or final determination of any administrative agency or court of competent jurisdiction affects any provision of this Employment Agreement, then the provision or provisions so affected shall automatically be modified to conform to the law or determination and otherwise this Employment Agreement shall continue in full force and effect.

F. The paragraph headings contained in this Employment Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Employment Agreement.

G. This Employment Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Employment Agreement or any rights or obligations under this Agreement; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon the parties and their respective executors, administrators, personal representatives, heirs, assigns and successors in interest, including each successor of the Company, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of the Employee.

H. The obligations of Paragraphs 7, 8, 9 and 10 hereof shall survive the termination or expiration of this Employment Agreement.

I. Both parties have read the foregoing Employment Agreement in its entirety and voluntarily agree to each of its terms and conditions with full knowledge of such terms and conditions.

The Company and Employee acknowledge and agree that any and all grants of stock options or restricted stock under this Agreement are made pursuant to the authorization and terms and conditions of the Company's 2008 Stock Incentive Plan and the Employee's Stock Option Agreements, which shall be controlling except where expressly modified in this Employment Agreement, including, without limitation, the definition of Termination With Cause and Termination Without Cause as defined in this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Employment Agreement as of the date first above written.

INFORMEDIX, INC. ("Company")

By: Harry M. Stokes, SVP & CFO Date February 15, 2008

BRUCE A. KEHR, M.D. ("Employee")

Bruce A. Kehr MD

February 15, 2008
Date

RES 115657v6